UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 9, 2008
SENTISEARCH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52320	20-5655648

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1217 South Flagler Drive, 3rd Floor
West Palm Beach, Florida                      33401
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 805-684-1830
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On May 9, 2008, SentiSearch, Inc. (the “Company”) closed on a $750,000 financing, consisting of cash in the amount of $563,986 and the conversion of $186,013 of indebtedness. Participants in the financing entered into Subscription Agreements to purchase an aggregate of 3,947,368 shares of common stock, based on the closing price of $0.19 per share of our common stock on the closing date. Prior to the issuance of any shares of common stock pursuant to the financing, we are required to receive the approval of our stockholders to amend our Certificate of Incorporation to increase the number of authorized shares of common stock (“Stockholder Approval”). No shares will be issued, and no investor will be deemed to own any shares, until such time as Stockholder Approval has been received.
Pursuant to the terms of the Subscription Agreements, In the event that Stockholder Approval is not received, the subscription amount for the shares will not be returned but instead will automatically be converted into a subscription for debt to be issued at that time. The debt, if issued, will be unsecured, mature in one year from the date of issuance, and bear interest (which will accrue and be payable at maturity) at a rate equal to ten percent (10%) per annum. The debt may be prepaid by the Company at any time prior to the maturity date without penalty or premium but only if the Company provides the full payment of the outstanding principal and accrued interest through the payment date. Upon the occurrence of certain specified events, the entire outstanding balance of the debt automatically becomes immediately due and payable.
Eleven of our largest stockholders (each holding 50,000 or more shares of our common stock) subscribed in the financing, of which the following are holders of 5% or more of our common stock: Joseph K. Pagano, Frederick R. Adler, Longview Partners L.P., The Joseph A. Pagano Jr. 2007 Trust and Samuel A. Rozzi. Also, Mr. Pagano serves as our Chairman and Chief Executive Officer, and Mr. Adler is a director.
We expect that the funds raised in the financing will be used for general working capital purposes, including the funding of research and development efforts and the pursuit of a joint venture or other form of collaboration with another entity or entities. The funds may also be used to repay the aggregate amount outstanding under the loans previously extended to us in June 2007 by certain of our directors and major stockholders, to the extent these loans are not applied to our anticipated capital raise. We are presently targeting to raise an additional $100,000- 200,000 from the investors who participated in the May 9, 2008 closing.
The form of the Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
10.1 Form of Subscription Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SentiSearch, Inc.
Date: May 15, 2008	By:	/s/ Joseph K. Pagano
		Name:	Joseph K. Pagano
		Title:	Chief Executive Officer

Exhibit Index

Exhibit
No.	Exhibit
10.1	Form of Subscription Agreement